Exhibit 99.1

News Corp To Acquire Social Video Ad Platform Unruly

●   Unruly Connects Leading Brands With Massive Global Audiences

●   Tracks Video Shareability To Predict Virality For Advertisers

●   Unruly's Global Platform To Accelerate News Corp's Digital
Transformation

New York, NY – (September 16, 2015) – News Corp announced today that it has agreed to acquire Unruly Holdings Limited ("Unruly"), a leading global ad platform that is revolutionizing digital and social video advertising for clients around the world.

"Unruly is a feisty and creative company with a start-up sensibility that fits perfectly with our own approach to developing businesses in the digital age.  The acquisition will serve as a catalyst for our brands, helping to extend our expertise in the digital and mobile video area, whether through the fast-growing realtor.com® in the US, Fox Sports in Australia, News America Marketing, HarperCollins Publishers, or our market-leading mastheads around the world. Unruly complements our traditional editorial and commercial expertise with contemporary insight into how people read, watch, buy and sell in the digital era," said Robert Thomson, Chief Executive of News Corp.

"We have a track record of acquiring businesses with unique capabilities, allowing them the freedom to do what they do best, while providing a global platform to accelerate their growth and realize their potential."

Led by Unruly's three co-founders, it will operate as a separate business unit, reporting to Rebekah Brooks, Chief Executive of News UK.  Unruly will continue to work with its existing roster of global advertisers and publishers and collaborate with News Corp businesses around the world.

"We have always been pioneers in our field, so combining the formidable reach and resonance of our titles with their cutting-edge technology and video expertise will help accelerate our growth in this digital age," said Ms. Brooks.  "We look forward to working with one of Europe's most highly regarded tech teams to create new premium video inventory for our News UK mastheads and other businesses, and to provide advertisers with best-in-class brand solutions across all platforms."

Founded in 2006, Unruly is a video distribution platform and a pioneer in tracking video sharing and delivering verifiable video views via paid media across mobile, desktop and tablet devices.  With its powerful data set of 2 trillion video views and sophisticated targeting capabilities, the company uses historical sharing behavior to predict the potential for video ads to go viral across all digital touch points.

Unruly's suite of advertising products includes:
●
ShareRank – proprietary technology that is able to predict the virality of videos across social and digital media. ShareRank can also inform the changes that need to be made to video content in order to improve the number of times a video is viewed, liked and shared.

●
In-Feed advertising – a mobile-first, video ad format that dynamically adapts to the unique look and feel of news feed formats. Leveraging Unruly's ViewPlay technology, the ad plays as soon as the unit is in view on the page.

●	In-Page advertising – video advertising that appears as video player units within the body of article pages, across desktop and mobile.
●	Skippable In-Stream Advertising – offering programmatic targeting and prominent branding within the player.

In the coming months, News Corp business units will begin to offer Unruly products to their advertising and agency partners. This will mean a significant increase in premium video and mobile inventory, a stronger content marketing offering and, ultimately, improved returns for News Corp's advertisers. Unruly's platform has attracted top tier advertisers, including such brands as adidas, Dove, T-Mobile, Evian and Renault.

The expected purchase price for the acquisition consists of a cash payment at closing of £58 million (approximately US$90 million), subject to certain adjustments, and up to £56 million (approximately US$86 million) in future consideration primarily related to payments contingent upon the achievement of certain performance objectives.  The acquisition is subject to customary closing conditions and is expected to be completed by the end of September.

"We are absolutely delighted to join the News Corp family, and connect our scaled distribution, social data, and content optimization tools with the premium ad inventory of News Corp businesses, and their highly-engaged audiences," said Unruly co-founder and Co-Chief Executive Officer Scott Button.  "It's a tremendous milestone and an exciting new chapter for the whole Unruly team."

"We are incredibly grateful for the passion and dedication of the whole Unruly team that has today resulted in this phenomenal opportunity for the business," said Unruly co-founder and Co-Chief Executive Officer Sarah Wood.  "Unruly's enthusiasm for transforming video advertising and our agile development culture will continue to drive our innovative approach towards digital marketing as we help advertisers reconnect with consumers and future-proof their video strategy."

Unruly's third co-founder is Chief Technology Officer Matt Cooke.

Since 2012, Unruly has benefited from the investment and support of Amadeus Capital Partners, Endeit Capital and BGF (Business Growth Fund).  LUMA Partners acted as financial adviser to Unruly Holdings Limited.

Unruly employs 200 people in 15 offices, and regional hubs in London, New York and Singapore.  Its' primary base will remain in Shoreditch, the East London neighborhood where its Social Video Lab is housed.

Unruly was selected as one of Tech City UK's high-growth Future Fifty companies. Tech City UK is a non-profit launched by UK Prime Minister David Cameron in 2010 to encourage the creation and growth of tech scale-ups in Shoreditch and beyond. CEO of Tech City UK, Gerard Grech, said: "Unruly is one of the great success stories of the UK's digital economy, scaling globally from the capital. A world leader in advertising technology, Unruly has also made invaluable contributions to the startup ecosystem, especially through its support of the Digital Business Academy and its commitment to digital education with City Unrulyversity. Today's announcement is further testament to the UK's ability to produce digital disrupters that not only create jobs but change traditional industries and reach multi-million pound valuations along their growth journey."

Other significant acquisitions made by News Corp in the technology field include Storyful, the world's first video news agency, which authenticates and widely distributes video content for partners like Facebook, Vice and YouTube, and Checkout 51, a mobile savings app acquired by News America Marketing.  News Corp also has a stake in the Rubicon Project [NASDAQ: RUBI], a leading technology company that automates the buying and selling of advertising through use of real-time cloud and big data computing systems.

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Forward-Looking Statements
This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory and other factors. More detailed information about these and other factors that could affect future results is contained in News Corp's filings with the Securities and Exchange Commission. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstances, except as required by law.

About News Corp
News Corporation (NASDAQ: NWS, NWSA; ASX: NWS, NWSLV) is a global, diversified media and information services company focused on creating and distributing authoritative and engaging content to consumers throughout the world. The company comprises businesses across a range of media, including: news and information services, book publishing, digital real estate services, cable network programming in Australia, digital education, and pay-TV distribution in Australia. Headquartered in New York, the activities of News Corporation are conducted primarily in the United States, Australia, and the United Kingdom. More information is available at: http://www.newscorp.com.
About Unruly
Unruly is the ad tech company that gets videos watched, tracked and shared across the Open Web. Positioned at the intersect of video, social, native & mobile, Unruly uses emotional audience data and user-friendly video formats to massively increase viewer engagement, brand performance & publisher revenues. With 3 out of every 4 video views now taking place outside of YouTube, 84% of Ad Age 100 brands already trust Unruly to connect with audiences at speed and scale across the Open Web.  Differentiated by a unique data set of 2 trillion video views and powered by a full tech stack, Unruly adds value by algorithmically evaluating content shareability and programmatically targeting custom audiences. Viewability is 100% guaranteed to an audience of 1.36 billion monthly unique users across mobile, tablet and desktop devices. UnrulyX is the first supply side platform (SSP) for mobile video to offer scaled delivery of native ad formats and guarantee the viewability of premium video impressions bought via RTB.  Unruly employs 200 people across 15 offices, with regional HQs in London, New York and Singapore. Its super power is emotional ad tech. Its secret weapon is passionate people on a mission to #DeliverWow.

Contacts
News Corp Corporate Communications
Jim Kennedy
jkennedy@newscorp.com
+1-212-416-4064

Daisy Dunlop
ddunlop@newscorp.com
+1-917-860-8572

News Corp Investor Relations
Michael Florin
mflorin@newscorp.com
212-416-3363

Unruly Corporate Communications
David Waterhouse
David.waterhouse@unrulygroup.com
+44 20 7199 5871